Exhibit 23.2

533 West 2600 South, Suite 250 Bountiful, Utah 84010 Phone: (801) 292-8756 Fax: (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Particle Drilling Technologies, Inc. (f.k.a. MedXlink Corp.), with respect to our report dated December 17, 2004 on the financial statements included in the Annual Report (Form 10-KSB), for the fiscal years ended September 30, 2004 and 2003.

/s/ Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson
Bountiful, Utah
July 18, 2005

A Member of the AICPA, UACPA and Registered with the PCAOB